EXHIBIT 99.1

                                 [LOGO OMITTED]

                                  OCEAN POWER
                                  CORPORATION

JMH/jch

September 6, 2002

Oases International Services Corporation
15009 Rio Circle
Rancho Murieta, CA 95683

Robert L. Campbell
15009 Rio Circle
Rancho Murieta, CA 95683


This letter sets forth the respective agreements regarding the shareholders and the board of directors (the "BOARD") of Oases International Services Corporation, a California corporation ("OASES"). These agreements have been reached in order to facilitate the acceptance and performance of the Marina Coast Water District Phase I Contract by Ocean Power Corporation, a Delaware corporation ("OCEAN POWER").

As soon as practicable after the execution of this agreement, Oases shall issue one hundred (100) shares of its common stock to Ocean Power. These one hundred
(100) shares of common stock of Oases will, as of the date of their issuance, be the only issued and outstanding shares of capital stock of Oases. Pursuant to the consummation of the transactions contemplated herein, Oases shall become a wholly-owned subsidiary of Ocean Power. Campbell and Oases jointly and severally represent and warrant that there are not outstanding any securities convertible into capital stock of Oases nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. In addition, Campbell and Oases jointly and severally represent and warrant that the capital stock of Oases is free and clear of all claims, liens, restrictions, options, agreements and encumbrances whatsoever. Campbell and Oases jointly and severally represent to Ocean Power that, except as set forth on SCHEDULE A attached hereto, Oases has no debt, obligation, commitment or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition.

In consideration of the foregoing, Ocean Power, as the sole shareholder of Oases, hereby agrees to confirm the existing three (3) members of the Board and to immediately appoint one (1) new Board member. Ocean Power hereby agrees for a period of one hundred eighty (180) days from the date hereof (the "TERM") not to remove any of the members of the Board except in the event of a proven breach of fiduciary duty by such member(s) of the Board. In addition, Ocean Power and Oases hereby agree to cause the bylaws of Oases to be amended to increase the authorized number of members of the Board to four (4) and to provide that during the Term all actions and resolutions of the Board shall require a unanimous vote

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of  the  members  of the  Board.  Ocean  Power  hereby  agrees  to  confirm  the appointment of Campbell as the President of Oases. In addition, Ocean Power and Oases hereby agree that during the Term the Board shall establish and maintain a budget review process with respect to the proposed activities of Oases and such budget review shall take place at least on a monthly basis during the Term.

This letter may be executed in any number of counterparts, all of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. The parties hereby acknowledge and agree that an award of damages will not provide an adequate remedy in the event of a breach of any provision of this agreement and the parties therefore agree and stipulate that equitable relief in the form of injunctions or orders for specific performance may be obtained to enforce the provisions of this agreement.

If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement between us. The signatories hereby warrant their authority to bind their principals to the provisions of this agreement.



Very truly yours,

OCEAN POWER CORPORATION



By:  /s/ J. Michael Hopper
     ----------------------------------
Name:    J. Michael Hopper
         ------------------------------
Title:   Chief Financial Officer
       -------------------------
Agreed and accepted on September 19, 2002.

OASES INTERNATIONAL SERVICES CORPORATION


By:  /s/ Robert L. Campbell
     ----------------------------------
Name:    Robert L. Campbell
       --------------------------------
Its:  President
     -------------------------



/s/ Robert L. Campbell
---------------------------------------
ROBERT L. CAMPBELL

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